Exhibit 99

                             COMMUNITY BANCORP.

DIVIDEND REINVESTMENT PLAN                      STOCKHOLDER AUTHORIZATION CARD

      I hereby appoint Community National Bank (the "Bank") as my agent under the Community Bancorp. Dividend Reinvestment Plan (the "Plan") to receive any cash dividends and other distributions that hereafter may become payable to me on shares of Common Stock of Community Bancorp. (the "Corporation") and to apply such funds to the purchase for my account of full and fractional shares of the Corporation's Common Stock. The Bank is also appointed as my agent to hold any certificates for shares of Common Stock of the Corporation that I may deposit with it.

      I understand that my participation in the Plan will be governed by the terms and conditions of the Plan as set forth in the Prospectus describing the Plan, receipt of which is hereby acknowledged, and that I may terminate this Authorization at any time by notifying the Bank in writing.

Please sign exactly as
the name(s) appear(s) on    __________________________      ___________________
the reverse side. When              Shareholder                     Date
Shares are held by joint
tenants, both should
sign. When signing as       __________________________      ___________________
attorney, executor,                 Shareholder                     Date
administrator, trustee or
guardian, please give
full title as such. If a    __________________________      ___________________
corporation, please sign            Shareholder                     Date
in full corporate name by
president or other
authorized officer. If a
partnership, please sign
in partnership name by
authorized person.


                                  Name(s)______________________________________

      THIS IS NOT A PROXY - IF YOU SIGN AND RETURN THIS AUTHORIZATION, CASH DIVIDEND CHECKS WILL NO LONGER BE SENT TO YOU. FURTHER DIVIDENDS WILL BE REINVESTED IN ADDITIONAL SHARES OF STOCK.

      This authorization card when signed should be mailed to Community National Bank, P.O. Box 259, Derby, Vermont 05829, Attn: Shareholder Services. An addressed envelope is provided for your convenience.